FOR IMMEDIATE RELEASE

CONTACTS:     Corporate Contact:                                             Investor Relations Contact:
                              John Carlson, Exec VP & CFO                                           John Nesbett / Jennifer Belodeau
 480-505-4869                                                                          Institutional Marketing Services (IMS)
      203-972-9200

  ALANCO ANNOUNCES DEFINITIVE AGREEMENT
 TO SELL STARTRAK SUBSIDIARY

Sale to ORBCOMM, Inc. Valued at $19.7 Million

(Scottsdale, AZ – February 24, 2010) – Alanco Technologies, Inc. (NASDAQ: ALAN) today announced that it has entered into a definitive purchase agreement with ORBCOMM, Inc.
(NASDAQ: ORBC) for the sale of it’s subsidiary StarTrak Systems, LLC (StarTrak), a leading provider of tracking, monitoring and control services for the refrigerated transport market.  The total acquisition consideration is valued at approximately $19.7 million, comprised of cash, ORBCOMM stock, and assumed debt, including a potential earn out of up to $1.2 million. The transaction is expected to close early in the second quarter of 2011, subject to customary closing conditions, including Alanco shareholder approval which will be solicited via proxy at the Company’s Annual Meeting, tentatively scheduled for April 27, 2011.

Robert R. Kauffman, Alanco Chairman and CEO commented, “This ORBCOMM sale provides our shareholders a very favorable, risk-adjusted valuation for our StarTrak business, as well as resulting in Alanco receiving a significant shareholding in ORBCOMM, which we believe will be an excellent long term investment.  A combined
ORBCOMM/StarTrak, through operating scale and reduced SG&A expenses, should boost StarTrak profitability, providing a significant contribution to ORBCOMM’s future earnings and share value.

“The ORBCOMM transaction will also facilitate a capital restructuring of Alanco resulting in elimination of all interest-bearing debt, retirement of both our Series D and
E Preferred Stock, and retirement of approximately 1.2 million common shares, reducing the total outstanding common stock to about 4.4 million shares.  The resulting post-transaction Alanco will feature a relatively “clean” balance sheet with $7-8 million of current assets consisting of cash and ORBCOMM stock.

“We are now actively pursuing new opportunities to create shareholder value by leveraging Alanco’s public listing, attractive balance sheet, and potentially valuable tax-loss carry forwards through a strategic merger or acquisition.”

Alanco was advised on the transaction by Oberon Securities, LLC, a New York City based investment bank.

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary.  StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or “Reefer” segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.  For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

About ORBCOMM, Inc.:  ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, Asset Intelligence a division of I.D. Systems, Inc., Komatsu Ltd.,
Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. ORBCOMM based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE
PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING STATEMENTS
ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED
OR IMPLIED BY THOSE STATEMENTS.  THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION
TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE
THE COMPANY’S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY’S STRATEGIES;
THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER
REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS. SPECIFIC
TO THE PENDING SALE OF THE COMPANY’S SUBSIDIARY STARTRAK SYSTEMS, LLC, TO ORBCOMM, INC., THE COMPANY’S RISKS INCLUDE BUT ARE NOT
LIMITED TO COSTS RELATED TO THE PROPOSED TRANSACTION; FAILURE TO OBTAIN THE REQUIRED APPROVAL OF THE ALANCO SHAREHOLDERS; RISKS THAT
THE CLOSING OF THE TRANSACTION IS SUBSTANTIALLY DELAYED OR THAT THE TRANSACTION DOES NOT CLOSE, RISKS THAT THE STARTRAK BUSINESS IS
NOT INTEGRATED SUCCESSFULLY; RISK THAT THE COMPANY COULD LOSE ITS NASDAQ LISTING; AND MARKET RISK ASSOCIATED WITH HOLDING THE
ORBCOMM STOCK.

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